Exhibit 99.1

CONTACT:	Michael P. Dickerson	FOR IMMEDIATE RELEASE
	Vice President of Finance and	March 15, 2007
Investor Relations
(859) 572-8684
General Cable Announces Pricing of Tender Offer and Satisfaction of Consent Condition
in the Tender Offer for 9.5% Senior Notes due 2010
HIGHLAND HEIGHTS, KENTUCKY — March 15, 2007 — General Cable Corporation (the “Company”), (NYSE:BGC), announced today the pricing terms of the previously announced tender offer and consent solicitation for any and all of its outstanding 9.5% Senior Notes due 2010 (the “Notes”), which commenced March 6, 2007.
The Company currently expects to accept for payment all of the Notes validly tendered prior to the Consent Expiration (as defined below), subject to the satisfaction of the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated March 6, 2007 (the “Offer to Purchase”), on March 21, 2007 (the “Early Payment Date”). Accordingly, the total consideration for the Notes is being determined assuming payment on the Early Payment Date. The total consideration for each $1,000 principal amount of Notes validly tendered and not revoked prior to 5:00 p.m., New York City time, on March 15, 2007 (the “Consent Expiration”) is $1,070.72, which includes a consent payment of $30.00 (the “Consent Payment”). The total consideration was determined by reference to a fixed spread of 50 basis points over the yield to maturity of the 3.000% U.S. Treasury Notes due November 15, 2007, which was calculated based on the bid side price at 2:00 p.m., New York City time, on March 13, 2007. The reference yield and the tender offer yield are 5.030% and 5.530%, respectively. Holders of Notes tendered prior to the Consent Expiration will receive accrued and unpaid interest on the Notes, if any, from the last interest payment date up to, but not including, the Early Payment Date.
Holders validly tendering their Notes after the Consent Expiration, but on or prior to 5:00 p.m., New York City time, on April 2, 2007, unless extended, will receive the tender offer consideration of $1,039.56 per $1,000 principal amount of Notes tendered, but will not receive the Consent Payment when such Notes are accepted for payment by the Company. The Company currently expects to accept such Notes for payment on April 3, 2007 (the “Final Payment Date”). Holders of Notes tendered after the Consent Expiration will receive accrued and unpaid interest on the notes, if any, from the last interest payment date up to, but not including, the Final Payment Date.
The Company also announced that it has received consents from holders representing in excess of a majority in aggregate principal amount of outstanding Notes and that the consent condition related to the pending tender offer has been satisfied. Following receipt of the consents

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described above, the Company, certain of its subsidiaries and U.S. Bank National Association, as trustee, executed a supplemental indenture to the indenture governing the Notes providing for the amendments to the indenture described in the Offer to Purchase and the related Consent and Letter of Transmittal dated March 6, 2007 (collectively, the “Tender Offer Documents”). These amendments will become operative on the date that the Company accepts for purchase the Notes that are validly tendered in the tender offer which is expected to be the Early Payment Date. As of 5:00 p.m., New York City time, on March 15, 2007, approximately 98% of the outstanding principal amount of the Notes have been validly tendered.
The tender offer is scheduled to expire at 12:00 p.m. midnight, New York City time, on April 2, 2007, unless extended.
The obligation of the Company to accept for payment and purchase the Notes in the tender offer, and pay for the related consents, remains conditioned on, among other things, the completion of a new offering of notes (the “New Offering”), as described in more detail in the Tender Offer Documents.
This press release does not constitute an offer to buy or the solicitation of an offer to sell any of the Notes, described above. The tender offer is being made pursuant to the Tender Offer Documents. The Company retained Goldman, Sachs & Co. to serve as the exclusive Dealer Manager and Solicitation Agent for the tender offer and D.F. King & Co., Inc. to serve as the Information Agent. Requests for documents may be directed to D.F. King & Co., Inc. by telephone at 800-714-3313 (toll-free). Questions regarding the tender offer and consent solicitation may be directed to Goldman, Sachs & Co. at 800-828-3182 (toll-free) or (212) 357-0775.
With nearly $3.7 billion of revenues and 7,900 employees, General Cable (NYSE:BGC) is a global leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products for the energy, industrial, and communications markets. Visit our website at www.generalcable.com.
Certain statements in this press release, including without limitation, statements regarding future financial results and performance, plans and objectives, capital expenditures and the Company’s or management’s beliefs, expectations or opinions, are forward-looking statements. Actual results may differ materially from those statements as a result of factors, risks and uncertainties over which the Company has no control. Such factors include the Company’s ability to maintain access to the capital markets to finance (on terms favorable to the Company) the purchases of the notes tendered in the offer, reliance on dividends and other transfers from subsidiaries to repay indebtedness, ability to serve outstanding indebtedness, the Company’s failure to comply with covenants in existing and future financing arrangements, covenants contained in existing indebtedness that restrict the Company’s business operations, downgrade in the Company’s credit ratings, ability to repurchase outstanding notes, ability to pay the conversion price on convertible notes, the economic strength and competitive nature of the geographic markets that the Company serves; economic, political and other risks of maintaining facilities and selling products in foreign countries; changes in industry standards and regulatory requirements; advancing technologies, such as fiber optic and wireless technologies; volatility in the price of copper and other raw materials, as well as fuel and energy and the Company’s ability to reflect such volatility in its selling prices; interruption of supplies from the Company’s key suppliers; the failure to negotiate extensions of the Company’s labor agreements on acceptable terms; the Company’s ability to increase manufacturing capacity and achieve productivity improvements; the Company’s dependence upon distributors and retailers for non-exclusive sales of certain of the Company’s products; pricing pressures in the Company’s end markets; the Company’s ability to maintain the uncommitted accounts payable or

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accounts receivable financing arrangements in its European operations; the impact of any additional charges in connection with plant closures and the Company’s inventory accounting practices; the impact of certain asbestos litigation, unexpected judgments or settlements and environmental liabilities; the ability to successfully identify, finance and integrate acquisitions; the impact of terrorist attacks or acts of war which may affect the markets in which the Company operates; the Company’s ability to retain key employees; the Company’s ability to service debt requirements and maintain adequate domestic and international credit facilities and credit lines; the impact on the Company’s operating results of its pension accounting practices; the Company’s ability to avoid limitations on utilization of net losses for income tax purposes; volatility in the market price of the Company’s common stock all of which are more fully discussed in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007, as well as any current and periodic reports filed with the Commission. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The New Offering will not be registered under the Securities Act of 1933, as amended, and as a result, such securities may not be offered or resold absent registration or an applicable exemption.
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Release No. 0534
03/15/07

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